
KEMPER COMMISSION RATES
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    COMMISSION            ISSUE            PERCENT                   PERCENT OF FUND
      OPTION              AGES               OF         ------------------------------------------
                                           PREMIUM       DURING SURR CHARGE     AFTER SURR CHARGE
                                                               PERIOD                PERIOD
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        A            Age 80 & Under         6.00%              0.00%                  0.00%
                         Age 81+            4.00%              0.00%                  0.00%

        B            Age 80 & Under         5.25%              0.25%                  0.25%
                         Age 81+            3.75%              0.20%                  0.25%

        C            Age 80 & Under         4.25%              0.25%                  1.00%
                         Age 81+            3.25%              0.20%                  1.00%

        D            Age 80 & Under         3.50%              0.50%                  1.00%
                         Age 81+            2.75%              0.40%                  1.00%

        E            Age 80 & Under         2.00%              1.00%                  1.00%
                         Age 81+            1.75%              0.80%                  1.00%
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